Exhibit 99.3

Item 9A.    Controls and Procedures

Disclosure Controls and Procedures

Disclosure controls and procedures are the controls and other procedures that are designed to provide reasonable assurance that information required to be disclosed by the issuer in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including the principal executive and principal financial officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure.

As of December 31, 2008, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as that term is defined in Exchange Act Rules 13a-15(e) and 15d-15(e), as of the end of the period covered by this Annual Report on Form 10-K. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were effective as of the end of the fiscal year covered by this Annual Report on Form 10-K.

Management’s Report on Internal Control over Financial Reporting

Bunge Limited’s management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f). Bunge Limited’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. Generally Accepted Accounting Principles.

Under the supervision and with the participation of management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of the end of the fiscal year covered by this annual report based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, management concluded that Bunge Limited’s internal control over financial reporting was effective as of the end of the fiscal year covered by this annual report.

Deloitte & Touche LLP, the independent registered public accounting firm that has audited and reported on Bunge Limited’s consolidated financial statements included in this annual report, has issued its written attestation report on Bunge Limited’s internal control over financial reporting, which is included in this Annual Report on Form 10-K.

Changes in Internal Control over Financial Reporting

Remediation of Material Weaknesses

In management’s assessment of the effectiveness of our internal control over financial reporting included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, we reported that we had identified two control deficiencies that constituted material weaknesses. Specifically, Bunge Limited did not maintain effective control over financial reporting relating to the financial statement close process, including insufficient controls over the proper analysis, reconciliation and elimination of intercompany transactions. Upon discovery of this deficiency in its internal controls, management conducted a broad review of its processes for elimination of intercompany transactions across all of its business units and its corporate office and determined that errors in the transfer of information from the general ledgers of certain of Bunge’s subsidiaries to Bunge’s consolidated reporting system were primarily the result of systems changes made during 2007. Additionally, Bunge Limited did not maintain effective control over financial reporting relating to the proper analysis and assessment of the presentation and recording of certain sales transactions related to Bunge’s trade structured finance activities that were previously recorded on a gross basis instead of on a net basis in order to be correctly presented in accordance with U. S. Generally Accepted Accounting Principles. The discovery of these control weaknesses resulted in corrections to previously reported 2007 quarterly consolidated financial statement amounts and other corrections prior to the issuance of Bunge Limited’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Management’s remediation plan to address the material weaknesses described above was initiated in 2008 and included the following steps taken to strengthen Bunge Limited’s internal control over financial reporting:

•  Bunge Limited’s business units and corporate controller’s group conducted full reviews of existing policies, processes and procedures relating to the elimination of intercompany transactions and the implementation of system changes as they relate to financial reporting and redesigned processes and controls as necessary, based on the results of those reviews.

• Monthly reconciliations of general ledger balances for each of Bunge’s subsidiaries with Bunge’s consolidated reporting system were performed and reviewed with follow up by Bunge’s corporate controller’s group to assure appropriate elimination of intercompany balances and transactions.

•  Bunge Limited’s business units and corporate controller’s group conducted full reviews of existing policies, processes and procedures relating to analysis and assessment of the presentation and recording of existing sales transaction types and redesigned processes and controls as necessary based on the results of those reviews.

• Bunge Limited’s business units conducted reviews to identify transactions with characteristics of a financial nature. All such transaction types identified for 2008 were reviewed with Bunge’s corporate controller’s group to assure appropriate accounting treatment and financial statement presentation.

Our remediation plan was fully implemented, and the remediation activities described above were concluded, in the fourth quarter of 2008. During the fourth quarter of 2008, our remediation activities included a continued focus on each of the steps listed above and further testing to ensure the effectiveness of redesigned processes, controls and procedures. Based on our testing of these redesigned processes, controls and procedures, management believes that the aforementioned steps have resolved the material weaknesses in internal control over financial reporting described above for a period of time sufficient to conclude that our internal controls over financial reporting are now effective. The costs associated with implementation of the remediation activities described above were not material.